Exhibit 10.5

Form of Lock-Up Agreement

May 2, 2019

New Misonix, Inc.

1938 New Highway

Farmingdale, NY 11735

Re: New Misonix, Inc. Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that New Misonix, Inc., a New York corporation and a direct, wholly owned subsidiary of Misonix, Inc. (“ParentCo”), has entered into an Agreement and Plan of Merger with Solsys Medical, LLC, a Delaware limited liability company (“Surge”) and the other parties thereto, in the form attached hereto as Exhibit A (the “Merger Agreement”), providing for, among other things, the issuance of ParentCo Common Stock as Surge Closing Merger Consideration to the undersigned (collectively the “Undersigned’s Lock-Up Securities”), and that such Lock-Up Securities shall be subject to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used and not defined in this Lock-Up Agreement shall have the meaning given to such terms in the Merger Agreement.

In consideration of the agreement by ParentCo to consummate the transactions contemplated by the Merger Agreement, including the issuance of the Lock-Up Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, with respect to the Undersigned’s Lock-Up Securities, during the period beginning from the Closing Date and continuing to and including the 12 month anniversary of the Closing Date (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (a) pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Undersigned’s Lock-Up Securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Lock-Up Securities, whether any such transaction is to be settled by delivery of such Lock-Up Shares, in cash or otherwise or (c) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Undersigned’s Lock-Up Securities. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Lock-Up Securities even if such Lock-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Lock-Up Securities.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the Undersigned’s Lock-Up Securities:

(i)

a sale of up to thirty percent (30%) of the shares of ParentCo Common Stock received by the undersigned solely in connection with the settlement of EARs pursuant to Section 1.7(f) of the Merger Agreement;

(ii)

to any trust solely for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii)	to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned;

(iv)	by will or intestacy, provided that the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein;

(v)

pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; provided that the recipient agrees to be bound in writing by the restrictions set forth herein;

(vi)

to ParentCo pursuant to agreements under which ParentCo, or one of its Subsidiaries, has the option to repurchase such Lock-Up Securities or in connection with a cancellation of such Lock-Up Securities by ParentCo pursuant to agreements of the undersigned governing the payment of Surge Closing Merger Consideration;

(vii)

as part of a distribution, transfer or disposition without consideration by the undersigned to its limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), provided that each transferee agrees to be bound in writing by the restrictions set forth herein;

(viii)

pursuant to a bona fide third-party merger, consolidation, tender offer or other similar transaction involving a Change of Control of ParentCo that is approved by ParentCo’s board of directors and made to all holders of ParentCo Common Stock, provided that, in the event that such Change of Control is not completed, the Undersigned’s Lock-Up Securities shall remain subject to the restrictions contained in this Lock-Up Agreement and title to the Undersigned’s Lock-Up Securities shall remain with the undersigned;

(ix)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under foregoing clauses (i) through (viii); or

(x)	with the prior written consent of ParentCo (to be granted or withheld in ParentCo’s sole and absolute discretion).

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the undersigned may transfer the Undersigned’s Lock-Up Securities by transfer to any corporation, partnership, limited liability company or other legal entity that, directly or indirectly, controls, is controlled by, or is under common control with, the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this agreement and there shall be no further transfer of such capital stock except in accordance with this agreement, and provided further that any such transfer shall not involve a disposition for value. Notwithstanding anything to the contrary, in the case of clauses (i) through (vi) above, no filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-up Period (other than a filing on a Form 5 and other than a required filing on Schedule 13G, Schedule 13G/A or Form 13F). For the purposes of clause (ix) above, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of ParentCo’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of ParentCo (or the surviving entity), and in each case excluding the issuance of shares of ParentCo Common Stock pursuant to the terms of the Merger Agreement.

Notwithstanding the foregoing, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided, that (i) no public report or filing under Section 16 of the Exchange Act shall be required during the Lock-Up Period, (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period and (iii) no sales are made during the Lock-Up Period pursuant to such plan.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with ParentCo’s transfer agent and registrar against the transfer of the Undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and the undersigned hereby irrevocably submits to the exclusive jurisdiction in the U.S. District Court for the District of Delaware for any action or proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

[Signature Page Follows]

The undersigned understands that ParentCo is relying upon this Lock-Up Agreement in proceeding toward consummation of the transactions contemplated by the Merger Agreement, including the issuance of the Undersigned’s Lock-Up Securities. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the termination of the Merger Agreement pursuant to Section 6.1 thereof.

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity))

[Signature Page to Lock-Up Agreement]